                                                                   Exhibit 10.44

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




















                            [IMS HEALTH LOGO OMITTED]
                              Amended and Restated
                    Employment Agreement for David M. Thomas

                                IMS HEALTH, INC.

--------------------------------------------------------------------------------
                              Amended and Restated
                    Employment Agreement for David M. Thomas
--------------------------------------------------------------------------------

                                                                          Page


1. Employment................................................................1


2. Term......................................................................1


3. Offices and Duties........................................................2

     (a) Generally...........................................................2
     (b) Place of Employment.................................................2
     (c) Rank of Executive Within Company....................................2

4. Salary and Annual Incentive Compensation..................................3

     (a) Base Salary.........................................................3
     (b) Annual Incentive Compensation.......................................3

5. Long-Term Compensation, Including Restricted Stock, Stock
      Options, and Benefits, Deferred Compensation, and Expense
      Reimbursement..........................................................3

     (a) Executive Compensation Plans........................................3
     (b) Employee and Executive Benefit Plans................................4
     (c) Acceleration of Awards Upon a Change in Control.....................6
     (d) Deferral of Compensation............................................6
     (e) Reimbursement of Expenses...........................................6
     (f) Corporate Aircraft..................................................6
     (g) Company Registration Obligations....................................6

6. Termination Due to Retirement, Death, or Disability.......................7

     (a) Retirement..........................................................7
     (b) Death...............................................................8
     (c) Disability..........................................................8
     (d) Other Terms of Payment Following Retirement, Death, or
         Disability.........................................................10

7. Termination of Employment For Reasons Other Than Retirement,
      Death, or Disability..................................................10

     (a) Termination by the Company for Cause...............................10
     (b) Termination by Executive Other Than For Good Reason................11

     (c) Termination by the Company Without Cause Prior to a Change
         in Control.........................................................11
     (d) Termination by Executive for Good Reason Prior to a Change
         in Control.........................................................14
     (e) Termination by the Company Without Cause After a Change in
         Control............................................................17
     (f) Termination by Executive for Good Reason After a Change in
         Control............................................................20
     (g) Other Terms Relating to Certain Terminations of Employment.........23

8. Definitions Relating to Termination Events...............................23

     (a) "Cause"............................................................23
     (b) "Change in Control"................................................24
     (c) "Compensation Accrued at Termination"..............................25
     (d) "Disability".......................................................26
     (e) "Good Reason"......................................................26
     (f) "Potential Change in Control"......................................28
     (g) "Special SERP Benefit".............................................28

9. Rabbi Trust Obligation Upon Potential Change in Control;
      Excise Tax-Related Provisions.........................................29

     (a) Rabbi Trust Funded Upon Potential Change in Control................29
     (b) Gross-up If Excise Tax Would Apply.................................30

10. Non-Competition and Non-Disclosure; Executive Cooperation;
      Non-Disparagement.....................................................32

     (a) Non-Competition....................................................32
     (b) Non-Disclosure; Ownership of Work..................................32
     (c) Cooperation With Regard to Litigation..............................33
     (d) Non-Disparagement..................................................33
     (e) Release of Employment Claims.......................................33
     (f) Forfeiture of Outstanding Options..................................34
     (g) Survival...........................................................34

11. Governing Law; Disputes; Arbitration....................................34

     (a) Governing Law......................................................34
     (b) Reimbursement of Expenses in Enforcing Rights......................35
     (c) Arbitration........................................................35
     (d) Interest on Unpaid Amounts.........................................35

12. Miscellaneous...........................................................36

     (a) Integration........................................................36
     (b) Successors; Transferability........................................36
     (c) Beneficiaries......................................................36
     (d) Notices............................................................37

     (e) Reformation........................................................37
     (f) Headings...........................................................37
     (g) No General Waivers.................................................37
     (h) No Obligation To Mitigate..........................................37
     (i) Offsets; Withholding...............................................38
     (j) Successors and Assigns.............................................38
     (k) Counterparts.......................................................38
     (l) Due Authority and Execution........................................38
     (m) Representations of Executive.......................................38

13. Indemnification.........................................................39

                                IMS HEALTH, INC.




--------------------------------------------------------------------------------
                              Amended and Restated
                    Employment Agreement for David M. Thomas
--------------------------------------------------------------------------------

            THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between IMS HEALTH, INC., a Delaware corporation (the "Company"), and David M. Thomas ("Executive") shall become effective as of November 14, 2000 (the "Effective Date").

                               W I T N E S S E T H

            WHEREAS, the Company desires to employ Executive as Chairman of the Board, Chief Executive Officer and President of the Company, and Executive desires to accept such employment on the terms and conditions herein set forth.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

            1.    EMPLOYMENT.

            The Company hereby agrees to employ Executive as its Chairman of the Board, Chief Executive Officer and President, and Executive hereby agrees to accept such employment and serve in such capacities, during the Term as defined in Section 2 (subject to Section 7(c) and 7(e)) and upon the terms and conditions set forth in this Amended and Restated Employment Agreement (the "Agreement").

            2.    TERM.

            The term of employment of Executive under this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on December 31, 2003 and any period of extension thereof in accordance with this
Section 2, except that the Term will end at a date, prior to the end of such period or extension thereof, specified in Section 6 or 7 in the event of termination of Executive's employment. The Term, if not previously ended, shall be extended automatically without further action by either party by one additional year (added to the end of the Term) first on December 31, 2003 (extending the Term to December 31, 2004) and on each succeeding December 31 thereafter, unless either party shall have served written notice in accordance with Section 12(d) upon the other party on or within 90 days before the December 31 extension date electing not to extend the Term further as of that December 31 extension date, in which case employment shall terminate on that December 31 and the Term shall end at that date, subject to earlier termination of employment and earlier termination of the Term in accordance with Section 6 or 7. The foregoing notwithstanding, in the event there occurs a Potential Change in Control during the period of 180 days prior to the December 31 on which the Term will terminate as a result of notice given by Executive hereunder, the Term shall be extended automatically at that December 31 by an additional period such that the Term will extend until the 180th day following such Potential Change in Control.

            3.    OFFICES AND DUTIES.

            The provisions of this Section 3 will apply during the Term, except as otherwise provided in Section 7(c) and 7(e):

            (a) GENERALLY. Executive shall serve as the Chairman of the Board, Chief Executive Officer and President of the Company and shall be nominated and, if elected, shall serve as a member of the Board of Directors of the Company (the "Board") and, for so long as he is serving on the Board, Executive agrees to serve as a member of any Board committee if the Board shall elect Executive to such committee. In any and all such capacities, Executive shall report only to the Board of Directors of the Company. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the chairman of the board and chief executive officer of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status, but in no event shall such duties, responsibilities, and authorities be reduced from those of Executive or his predecessor at the Effective Date. Executive shall devote his full business time and attention, and his best efforts, abilities, experience, and talent, to the positions of Chairman of the Board, Chief Executive Officer and President and for the businesses of the Company without commitment to other business endeavors, except that Executive (i) may make personal investments which are not in conflict with his duties to the Company and manage personal and family financial and legal affairs, (ii) may serve as a member of the board of directors of Fortune Brands, Inc. and EZGOV.com.Inc., (iii) undertake public speaking engagements, and (iv) serve as a director of (or similar position with) any other business or an educational, charitable, community, civic, religious, or similar type of organization with the approval of the Board of Directors of the Company, so long as such activities (i.e., those listed in clauses (i) through (iv)) do not preclude or render unlawful Executive's employment or service to the Company or otherwise materially inhibit the performance of Executive's duties under this Agreement or impair the business of the Company or its subsidiaries.

            (b) PLACE OF EMPLOYMENT. Executive's principal place of employment shall be at the Company's principal executive offices in Westport, Connecticut.

            (c) RANK OF EXECUTIVE WITHIN COMPANY. As Chairman of the Board, Chief Executive Officer and President of the Company, Executive shall be the highest-ranking executive of the Company.

            4.    SALARY AND ANNUAL INCENTIVE COMPENSATION.

            As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

            (a)   BASE SALARY. The Company will pay to Executive during the
Term a base salary the annual rate of which in 2000 and 2001 shall be $750,000, payable commencing at the beginning of the Term in accordance with the Company's usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive's annual base salary shall be reviewed by the Compensation and Benefits Committee of the Board (the "Committee") on January 1 of each year of the Term, beginning on January 1, 2002, and may be increased above, but may not be reduced below, the then-current rate of such base salary. For purposes of this Agreement, "Base Salary" means Executive's then-current base salary.

            (b) ANNUAL INCENTIVE COMPENSATION. The Company will pay to Executive during the Term annual incentive compensation which shall offer to Executive an opportunity to earn additional compensation based upon performance in amounts determined by the Committee in accordance with the applicable plan and consistent with past practices of the Company; provided, however, that the annual target incentive opportunity shall be 100% of Base Salary for achievement of target level performance, with the nature of the performance and the levels of performance triggering payments of such annual target incentive compensation for each year to be established after consultation with Executive and communicated to Executive during the first quarter of such year by the Committee provided that Executive shall receive an annual incentive payment of no less than $750,000 for 2001 (with a matching award of Restricted Stock Units ("RSUs") under the Performance-Based Restricted Stock Program ("PERS Program")). In addition, the Committee (or the Board) may determine, in its discretion, to increase Executive's annual target incentive opportunity or provide an additional annual incentive opportunity, in excess of the annual target incentive opportunity, payable for performance in excess of or in addition to the performance required for payment of the annual target incentive amount. Any annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation to senior executives (except to the extent deferred under Section 5(d)).

            5. LONG-TERM COMPENSATION, INCLUDING RESTRICTED STOCK, STOCK OPTIONS, AND BENEFITS, DEFERRED COMPENSATION, AND EXPENSE REIMBURSEMENT.

            (a) EXECUTIVE COMPENSATION PLANS. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs (provided that for purposes of eligibility and benefit participation levels under these programs that are not tax-qualified or otherwise subject to nondiscrimination requirements under the Internal Revenue Code of 1986, as amended, Executive shall be given full service credit for service with IBM Corporation ("Past Service Credit") and, with respect to any other plans and/or programs, Past Service Credit so long as the tax qualified and/or non-discriminatory status is not jeopardized), including without limitation any stock option plans, plans under which restricted stock/restricted stock units, performance-based restricted stock/restricted stock units ("PERS") or performance-accelerated restricted stock/restricted stock units ("PARS") may be awarded, other annual and long-term cash and/or equity incentive plans, and deferred compensation plans.

            In furtherance of and not in limitation of the foregoing:

            (i) The Company shall grant Executive as of the Effective Date 100,000 RSUs pursuant to and subject to the terms of the Company's Amended and Restated 1998 Stock Incentive Plan, effective July 20, 1999, as amended from time to time ("1998 Plan") (the "Initial RSU Grant"). The Initial RSU Grant shall vest on the first anniversary of the date of grant (or the earlier termination of Executive without Cause or for Good Reason).

            (ii) The Company shall grant to Executive stock options (the "Initial Options") to acquire 1,000,000 common shares of the Company, par value $.01 per share (the "Company Common Stock"). The Initial Options shall be granted as of the Effective Date under the 1998 Plan, shall have an exercise price per share equal to the Fair Market Value (as defined in the 1998 Plan) of the Company Common Stock on the date of grant, shall vest and become fully exercisable on the first anniversary of the date of grant (or the earlier termination of Executive without Cause or for Good Reason) and shall provide for an exercise period equal to (x) the remaining option term of ten years from date of grant for so long as Executive remains employed or (y) upon Executive's termination of employment without Cause or for Good Reason, the shorter of the remaining option term or three years from date of termination.

            (iii) The Initial RSU Grant and Initial Options shall satisfy any stock ownership guidelines applicable to Executive through December 31, 2003.

             (iv) The Company shall grant Executive as of the first
                  anniversary of the Effective Date an additional 100,000 RSUs pursuant to and subject to the terms of the 1998 Plan or such other plan as may be designated by the Committee (the "2001 RSU Grant"). The 2001 RSU Grant shall vest as to one-third of the RSUs on each of the first, second and third anniversary date of grant (or the earlier termination of Executive without Cause or for Good Reason).

            (b) EMPLOYEE AND EXECUTIVE BENEFIT PLANS. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all employee and executive benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans are available to other senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, supplemental pensions, supplemental and other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, as well as savings, profit-sharing, and stock ownership plans, provided that such benefit plans and programs, in the aggregate, shall provide Executive with benefits and compensation substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date. Additionally, Executive shall be eligible to participate in and receive benefits under the Company's Employee Protection Plan ("EPP").

            In furtherance of and not in limitation of the foregoing, during the
Term:

            (i) Executive will participate as Chairman of the Board, Chief Executive Officer and President in all executive and employee vacation and time-off programs; provided that Executive shall be entitled to a minimum of 25 vacation days annually;

            (ii) Executive will be entitled to retirement benefits substantially no less favorable than those under the defined benefit pension plans and programs of the Company, including the IMS Health Incorporated Supplemental Executive Retirement Plan (the "SERP"), as in effect on the Effective Date (subject to such enhancement to benefits as are provided hereunder, including Sections 7(e) and (f)); provided, however, that, the provisions of the SERP notwithstanding, (A) for vesting purposes under the SERP, Executive shall be credited with 28 years of "Service," based on his prior employment with IBM Corporation and (B) Executive shall be entitled to the greater of (x) the "Retirement Benefit" as determined under the SERP without modification by this Agreement (other than clause (A) above) and (y) the "Special SERP Benefit" as defined in
                  Section 8(g).

            Any provision to the contrary contained in this Agreement notwithstanding, unless Executive is terminated by the Company for "Cause" (as defined in Section 8(a)) or Executive terminates voluntarily and not for "Good Reason" (as defined in Section 8(e)), Executive may elect continued participation after termination of employment in the Company's health and medical coverage for himself and his spouse and dependent children after such coverage would otherwise end until such time as Executive becomes eligible for similar coverage with a subsequent employer or other entity to which Executive provides services or becomes eligible for Medicare (under rules in effect at the Effective Date hereof); provided, however, that in the event of such election, Executive shall pay the Company each year an amount equal to the then-current annual

COBRA premium being paid (or payable) by any other former employee of the Company, unless otherwise provided under Section 6 or 7.

            (c) ACCELERATION OF AWARDS UPON A CHANGE IN CONTROL. In the event of a Change in Control (as defined in Section 8(b)), or as otherwise provided for hereunder, all outstanding stock options, restricted stock, and other equity-based awards then held by Executive shall become vested and exercisable.

            (d) DEFERRAL OF COMPENSATION. If the Company has in effect or adopts any deferral program or arrangement permitting executives to elect to defer any compensation, Executive will be eligible to participate in such program on terms no less favorable than the terms of participation of any other senior executive officer of the Company. Any plan or program of the Company which provides benefits based on the level of salary, annual incentive, or other compensation of Executive shall, in determining Executive's benefits, take into account the amount of salary, annual incentive, or other compensation prior to any reduction for voluntary contributions made by Executive under any deferral or similar contributory plan or program of the Company, but shall not treat any payout or settlement under such a deferral or similar contributory plan or program to be additional salary, annual incentive, or other compensation for purposes of determining such benefits, unless otherwise expressly provided under such plan or program.

            (e) REIMBURSEMENT OF EXPENSES. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Company's reimbursement policies as in effect from time to time.

            (f) CORPORATE AIRCRAFT. Executive and his immediate family shall be entitled to use Company aircraft for all business and reasonable personal travel, except that Executive shall use commercial aircraft (first class for international flights and domestic flights in excess of 2 hours; business class for all other flights) where use of Company aircraft is not practical. Executive shall be responsible for the payment of taxes on imputed income attributable to personal use of Company aircraft, except that, whenever Executive uses Company aircraft for business purposes and is accompanied by an immediate family member whose use of Company aircraft results in the imputation of income to Executive, the Company shall pay Executive additional cash compensation in an amount sufficient to allow Executive to pay taxes on (i) such additional compensation, plus (ii) the income imputed to Executive because of such family member's use of Company aircraft.

            (g) COMPANY REGISTRATION OBLIGATIONS. The Company will use its best efforts to file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of shares by the Company to Executive pursuant to stock options or other equity-based awards granted to Executive under Company plans or otherwise or, if shares are acquired by Executive in a transaction not involving an offer or sale to Executive but resulting in the acquired shares being "restricted securities" for purposes of the 1933 Act, registering the reoffer and resale of such shares by Executive.

            6.    TERMINATION DUE TO RETIREMENT, DEATH, OR DISABILITY.

            (a) RETIREMENT. Executive may elect to terminate employment hereunder by retirement at or after age 60 or at such earlier age as may be approved by the Board (in either case, "Retirement"). At the time Executive's employment terminates due to Retirement, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Retirement, and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination (as defined in
                  Section 8(c));

            (ii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

            (iii) The vesting and exercisability of stock options held by
                  Executive at termination and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted (subject to Section 10(f) hereof); and

            (iv) All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement.

            (b) DEATH. In the event of Executive's death which results in the termination of Executive's employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after death, and the Company will pay Executive's beneficiary or estate, and Executive's beneficiary or estate will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's death occurred, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of his death and the denominator of which is the total number of days in the year of death;

            (iii) The vesting and exercisability of stock options held by
                  Executive at death and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted; and

            (iv) All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement.

            (c) DISABILITY. The Company may terminate the employment of Executive hereunder due to the Disability (as defined in Section 8(d)) of Executive. Such employment shall terminate at the expiration of the 30-day period referred to in the definition of Disability set forth in Section 8(d), unless Executive has returned to service and presented to the Company a certificate of good health prior to such termination as specified in Section 8(d). Upon termination of employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

            (iii) The vesting and exercisability of stock options held by
                  Executive at termination and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted, as modified by this Agreement;

            (iv) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

            (v) Disability benefits shall be payable in accordance with the Company's plans, programs and policies (including the SERP) as modified by this Agreement, and all deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, provided that, if the Company's payment obligation (determined on a monthly basis) pursuant to Section 7(c)(ii) hereof (the "Section 7(c)(ii) Payments") would have been greater if Executive's termination of employment had been treated as a termination by the Company without Cause, Executive shall be entitled to an additional monthly payment equal to the difference between the
                  Section 7(c)(ii) Payments and the monthly payments due Executive pursuant to this Section 6(c)(v), to the extent of such excess; and

            (vi) For the period extending from the date of termination due to Disability until the date Executive reaches age 65, Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under
                  Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if the terms of such plans or programs do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits (of the type described in this Section 6(c)(vi)) Executive would have received under such plans or programs had Executive continued to be employed during such period following Executive's termination until age 65, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 6(c)(vi).

            (d) OTHER TERMS OF PAYMENT FOLLOWING RETIREMENT, DEATH, OR DISABILITY. Nothing in this Section 6 shall limit the benefits payable or provided in the event Executive's employment terminates due to Retirement, death, or Disability under the terms of plans or programs of the Company more favorable to Executive (or his beneficiaries) than the benefits payable or provided under this Section 6 (except in the case of annual incentives in lieu of which amounts are paid hereunder), including plans and programs adopted after the date of this Agreement. Amounts payable under this Section 6 following Executive's termination of employment, other than those expressly payable following determination of performance for the year of termination for purposes of annual incentive compensation or otherwise expressly payable on a deferred basis, will be paid as promptly as practicable after such termination of employment.

            7. TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN RETIREMENT, DEATH, OR DISABILITY.

            (a) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the employment of Executive hereunder for Cause (as defined in Section 8(a)) at any time. At the time Executive's employment is terminated for Cause, the

Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination (as defined in
                  Section 8(c));

            (ii) All stock options, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted, as modified by this Agreement; and

            (iii) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement.

            (b) TERMINATION BY EXECUTIVE OTHER THAN FOR GOOD REASON. Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 8(e)) at any time. An election by Executive not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of employment by Executive for reasons other than Good Reason at the date of expiration of the Term, unless a Change in Control (as defined in Section 8(b)) occurs prior to, and there exists Good Reason at, such date of expiration. At the time Executive's employment is terminated by Executive other than for Good Reason the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii) All stock options, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted; and

            (iii) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement.

            (c) TERMINATION BY THE COMPANY WITHOUT CAUSE PRIOR TO A CHANGE IN CONTROL. The Company may terminate the employment of Executive hereunder without Cause, if at the date of termination no Change in Control or a Potential Change in Control has occurred, upon at least 90 days' written notice to

Executive. The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive's positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period. An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive's employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(c) if at the date of such termination no Change in Control or a Potential Change in Control has occurred; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive. At the time Executive's employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii) Cash in an aggregate amount equal to the sum of (1) two times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year (the sum of (A) and (B) being herein referred to as the "Cash Compensation") and (2), if the Term would have exceeded two years at the date of termination, an amount equal to the Cash Compensation multiplied by a fraction the numerator of which is the number of days in the remaining Term in excess of 730 and the denominator of which is 365. The amount determined to be payable under this Section 7(c)(ii) shall be payable in monthly installments over the 24 months following termination, without interest, except the Company may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum, without discount;

            (iii) In lieu of any annual incentive compensation under Section
                  4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

            (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

            (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

            (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement; and

            (vii) For a period of two years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(c)(vii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(c)(vii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(c)(vii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(c)(vii); and the Company be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(c)(vii) if the Company had received adequate prior notice as required by this sentence.

            (d) TERMINATION BY EXECUTIVE FOR GOOD REASON PRIOR TO A CHANGE IN CONTROL. Executive may terminate his employment hereunder for Good Reason, prior to a Change in Control, upon 90 days' written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason with respect to the matters addressed in the written notice, and therefore Executive's notice of termination will automatically become null and void. At the time Executive's employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii) Cash in an aggregate amount equal to the sum of (1) two times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year (the sum of (A) and (B) being herein referred to as the "Cash Compensation") and (2), if the Term would have exceeded two years at the date of termination, an amount equal to the Cash Compensation multiplied by a fraction the numerator of which is the number of days in the remaining Term in excess of 730 and the denominator of which is 365. The amount determined to be payable under this Section 7(d)(ii) shall be payable in monthly installments over the 24 months following termination, without interest, except the Company may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum, without discount;

            (iii) In lieu of any annual incentive compensation under Section
                  4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

            (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

            (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

            (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement; and

            (vii) For a period of two years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(d)(vii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(d)(vii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(d)(vii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this
                  Section 7(d)(vii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(d)(vii) if the Company had received adequate prior notice as required by this sentence.

            If any payment or benefit under this Section 7(d) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive's termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this
Section 7(d).

            (e) TERMINATION BY THE COMPANY WITHOUT CAUSE AFTER A CHANGE IN CONTROL. The Company may terminate the employment of Executive hereunder without Cause, simultaneously with or within 24 months following a Change in Control, upon at least 90 days' written notice to Executive. The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive's positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day notice period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period. An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive's employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(e) if the date of such termination coincides with or is after a Change in Control or Potential Change in Control; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive. At the time Executive's employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii)  Cash in an aggregate amount equal to three times the sum of
                  (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(e)(ii) shall be paid by the Company not later than 15 days after Executive's termination;

            (iii) In lieu of any annual incentive compensation under Section
                  4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

            (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive's employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

            (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

            (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement;

            (vii) For purposes of the SERP, Executive will be credited with additional years of age and/or years of Service (as defined in the SERP) if and to the extent required so that Executive's termination will qualify as a "Retirement" within the meaning of the SERP and so that Executive will be entitled the maximum "Retirement Benefit" in accordance with Section 3.1 of the SERP. In addition, the provisions of the SERP notwithstanding, the term "Average Final Compensation" as used in the SERP shall mean the greatest of (A) Average Final Compensation as defined in the SERP, (B) the sum of (x) Executive's Base Salary plus (y) Executive's annual target incentive opportunity for the year in which the Change in Control occurred (if not yet determined, then such opportunity shall be deemed to equal the greater of the minimum annual target incentive opportunity that would be required by this Agreement or the actual annual incentive earned for the year immediately preceding the year in which the Change in Control occurred), or (C) $2,000,000; and

           (viii) For a period of three years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period, and on terms no less favorable than the terms applicable to Executive before the Change in Control; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(e)(viii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(e)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(e)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this
                  Section 7(e)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(e)(viii) if the Company had received adequate prior notice as required by this sentence.

            If any payment or benefit under this Section 7(e) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if the Company has purported to reduce Base Salary or other level of compensation or benefits prior to such termination in a manner that would constitute Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(e).

            (f) TERMINATION BY EXECUTIVE FOR GOOD REASON AFTER A CHANGE IN CONTROL. Executive may terminate his employment hereunder for Good Reason, simultaneously with or within 24 months following a Change in Control, upon 90 days' written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive's notice of termination will automatically become null and void. At the time Executive's employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

            (i)   Executive's Compensation Accrued at Termination;

            (ii)  Cash in an aggregate amount equal to three times the sum of
                  (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this
                  Section 7(f)(ii) shall be paid by the Company not later than 15 days after Executive's termination;

            (iii) In lieu of any annual incentive compensation under Section
                  4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

            (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive's employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

            (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

            (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral and all rights under the SERP and any other benefit plan shall be governed by such plan, as modified by this Agreement;

            (vii) For purposes of the SERP, Executive will be credited with additional years of age and/or years of Service (as defined in the SERP) if and to the extent required so that Executive's termination will qualify as a "Retirement" within the meaning of the SERP and so that Executive will be entitled the maximum "Retirement Benefit" in accordance with Section 3.1 of the SERP. In addition, the provisions of the SERP notwithstanding, the term "Average Final Compensation" as used in the SERP shall mean the greatest of (A) Average Final Compensation as defined in the SERP, (B) the sum of (x) Executive's Base Salary plus (y) Executive's annual target incentive opportunity for the year in which the Change in Control occurred (if not yet determined, then such opportunity shall be deemed to equal the greater of the minimum annual target incentive opportunity that would be required by this Agreement or the actual annual incentive earned for the year immediately preceding the year in which the Change in Control occurred), or (C) $2,000,000; and

           (viii) For a period of three years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period, and on terms no less favorable than the terms applicable to Executive before the Change in Control; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(f)(viii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(f)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(f)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(f)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(f)(viii) if the Company had received adequate prior notice as required by this sentence.

            If any payment or benefit under this Section 7(f) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such Base Salary or other level of compensation or benefits was the basis for Executive's termination for Good Reason or would otherwise constitute Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(f).

            (g) OTHER TERMS RELATING TO CERTAIN TERMINATIONS OF EMPLOYMENT. Whether a termination is deemed to be at or following a Change in Control or Potential Change in Control for purposes of Sections 7(c), (d), (e), or (f) is determined at the date of termination, regardless of whether the Change in Control had occurred at the time a notice of termination was given. In the event Executive's employment terminates for any reason set forth in Section 7(b) through (f), Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7 (except in the case of annual incentives in lieu of which amounts are paid hereunder). Amounts payable under this Section 7 following Executive's termination of employment, other than those expressly payable on a deferred basis, will be paid as promptly as practicable after such a termination of employment, and such amounts payable under Section 7(e) or 7(f) will be paid in no event later than 15 days after Executive's termination of employment unless not determinable within such period.

            8.    DEFINITIONS RELATING TO TERMINATION EVENTS.

            (a) "CAUSE". For purposes of this Agreement, "Cause" shall mean Executive's

            (i) willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness or disability or any failure after the issuance of a notice of termination by Executive for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its subsidiaries, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties hereunder and the demonstrable and material damage caused thereby; or

            (ii) the willful engaging by Executive in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

            No act, or failure to act, on the part of Executive shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

            (b) "CHANGE IN CONTROL". For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if, during the term of this
Agreement:

            (i) any "Person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

            (ii) during any period of twenty-four months (not including any period prior to the effectiveness of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections
                  (8)(b)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or
                  (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                  (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

            (v) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

            (c) "COMPENSATION ACCRUED AT TERMINATION". For purposes of this Agreement, "Compensation Accrued at Termination" means the following:

            (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of Executive's termination of employment, pro rated through such date of termination, payable in accordance with the Company's regular pay schedule;

            (ii) All earned and unpaid and/or vested, nonforfeitable amounts owing or accrued at the date of Executive's termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(b) hereof (including the guaranteed 2001 bonus and any earned and vested annual incentive compensation and long-term incentive award) in which Executive theretofore participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

            (iii) Reasonable business expenses and disbursements incurred by
                  Executive prior to Executive's termination of employment, to be reimbursed to Executive, as authorized under Section 5(e), in accordance the Company's reimbursement policies as in effect at the date of such termination.

            (d) "DISABILITY". For purposes of this Agreement, "Disability" means Executive's absence from the full-time performance of Executive's duties hereunder for six consecutive months as a result of his incapacity due to physical or mental illness or disability, and, within 30 days after written notice of termination is thereafter given by the Company, Executive shall have not returned to the full-time performance of such duties.

            (e) "GOOD REASON". For purposes of this Agreement, "Good Reason" shall mean, without Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of subsections (i), (iv),
(vi) or (viii) hereof, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

            (i) the assignment to Executive of duties inconsistent with Executive's position and status hereunder, or an alteration, adverse to Executive, in the nature of Executive's duties, responsibilities, and authorities, Executive's positions or the conditions of Executive's employment from those specified in Section 3 or otherwise hereunder (including the appointment of a President without Executive's consent) (other than inadvertent actions which are promptly remedied); for this purpose, it shall constitute "Good

                  Reason" under this subsection (e)(i) if (A) Executive shall be required to report to and take direction from any person or body other than the Board of Directors of the Company; and (B) if Executive shall be removed from the Board, from the office of Chairman of the Board, or from any Board committee on which Executive has served during the Term, or there occurs any failure of Executive to be nominated, elected, reappointed or reelected as a member of the Board, as Chairman of the Board, or as a member of any Board committee on which he has served during the Term, including a failure of the Board or stockholders to take such actions (notwithstanding their legal right to do so), except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive's employment for Cause, Disability, Retirement, as a result of Executive's death, or as a result of action by or with the consent of Executive; for purposes of this Section 8(e)(i), references to the Company (and the Board and stockholders of the Company) refer to the ultimate parent company (and its board and stockholders) succeeding the Company following an acquisition in which the corporate existence of the Company continues, in accordance with Section 12(b);

            (ii) (A) a reduction by the Company in Executive's Base Salary, (B) the setting of Executive's annual target incentive opportunity or payment of earned annual incentive in amounts less than specified under or otherwise not in conformity with Section 4 hereof, (C) a change in compensation or benefits not in conformity with Section 5, or (D) a reduction, after a Change in Control, in perquisites from the level of such perquisites as in effect immediately prior to the Change in Control or as the same may have been increased from time to time after the Change in Control except for across-the-board perquisite reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

            (iii) the relocation of the principal place of Executive's employment not in conformity with Section 3(b) hereof; for this purpose, required travel on the Company's business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive's customary business travel obligations in periods prior to the Effective Date;

            (iv) the failure by the Company to pay to Executive any portion of Executive's compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

            (v) the failure by the Company to continue in effect any material compensation or benefit plan in which Executive participated immediately prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of compensation or benefits provided and the level of Executive's participation relative to other participants, as existed at the time of the Change in Control;

            (vi) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company's obligations and to perform under this Agreement, as contemplated in Section 12(b) hereof, in a form reasonably acceptable to Executive;

            (vii) any election by the Company not to extend the Term of this
                  Agreement at the next possible extension date under Section 2 hereof, unless Executive will have attained age 65 at or before such extension date; or

           (viii) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement.

            (f) "POTENTIAL CHANGE IN CONTROL". For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if, during the term of this Agreement:

            (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

            (g) "SPECIAL SERP BENEFIT". For purposes of this Agreement, "Special SERP Benefit" means:

            (i) if Executive's employment terminates after the fifth (5th) anniversary of the Effective Date, a "Retirement Benefit" as determined under the SERP but determined by counting as "Service" for purposes of the SERP Executive's service with IBM Corporation (aggregating 28 years of service) and by offsetting the Retirement Benefit so determined under the SERP by Executive's vested retirement benefits paid or payable to Executive under any qualified or non-qualified defined benefit pension plan maintained by IBM Corporation as though such benefits were a "Basic Plan Benefit" for purposes of the SERP (and calculated in the form of an annual life annuity as provided for in Section (3) of the SERP); or

            (ii) if Executive's employment terminates prior to the fifth (5th) anniversary of this Agreement pursuant to any of Sections 7(c), (d), (e) or (f) or Section 6(b) or (c) or the non-renewal of this Agreement on or after December 31, 2003, a "Retirement Benefit" as determined pursuant to paragraph (i) above calculated with the following additional modifications: first, Executive's "Average Final Compensation" as determined under the SERP shall be determined using Executive's "Compensation" (as defined in the SERP) with IBM Corporation; second, the resulting Retirement Benefit shall be multiplied by a fraction, the numerator of which is the number of completed calendar months of Executive's employment with the Company from the Effective Date to the date of termination and the denominator of which is sixty (60).


            9.    RABBI TRUST OBLIGATION UPON POTENTIAL CHANGE IN
                  CONTROL; EXCISE TAX-RELATED PROVISIONS.

            (a) RABBI TRUST FUNDED UPON POTENTIAL CHANGE IN CONTROL. In the event of a Potential Change in Control or Change in Control, the Company shall, not later than 15 days thereafter, have established one or more rabbi trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential obligations of the Company that would arise assuming consummation of a Change in Control, or has arisen in the case of an actual Change in Control, and a subsequent termination of Executive's employment under
Section 7(e) or 7(f). Such rabbi trust(s) shall be irrevocable and shall provide that the Company may not, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Company in the event of insolvency or bankruptcy of the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Company.

            (b) GROSS-UP IF EXCISE TAX WOULD APPLY. In the event Executive becomes entitled to any amounts or benefits payable in connection with a Change in Control or other change in control (whether or not such amounts are payable pursuant to this Agreement) (the "Severance Payments"), if any of such Severance Payments are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to Executive at the time specified in Section 9(b)(iii) hereof an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by Section 9(b)(i), shall be equal to the Total Payments.

            (i) For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                  (A) any other payments or benefits received or to be received by Executive in connection with a Change in Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel selected by Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
                        Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

                  (B) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments and (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 9(b)(i)(A) hereof); and

                  (C) the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting firm selected by Executive in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

            (ii) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

            (iii) The payments provided for in this Section 9(b) shall be made not later than the fifteenth day following the date of Executive's termination of employment; provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of Executive's termination of employment. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifteenth day after the demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

            (iv) All determinations under this Section 9(b) shall be made at the expense of the Company by a nationally recognized public accounting firm selected by Executive, and such determination shall be binding upon Executive and the Company.

            10. NON-COMPETITION AND NON-DISCLOSURE; EXECUTIVE COOPERATION; NON-DISPARAGEMENT.

            (a) NON-COMPETITION. Without the consent in writing of the Board, Executive will not, at any time during the Term and for a period of two years following termination of Executive's employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business in which he has been directly engaged on behalf of the Company or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by the Company or an affiliate at the time of such termination, in any geographic area in which such business was conducted or planned to be conducted; (ii) induce any customers of the Company or any of its affiliates with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its affiliates, to curtail or cancel their business with the Company or any such affiliate; (iii) induce, or attempt to influence, any employee of the Company or any of its affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any affiliate; provided, however, that the limitation contained in clause (i) above shall not apply if Executive's employment is terminated as a result of a termination by the Company without Cause following a Change in Control or is terminated by Executive for Good Reason following a Change in Control; and provided further, that activities engaged in by or on behalf of the Company are not restricted by this covenant. The provisions of subparagraphs (i), (ii), (iii), and (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this Section 10(a).

            (b) NON-DISCLOSURE; OWNERSHIP OF WORK. Executive shall not, at any time during the Term and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, organizational or employee information, or other confidential information belonging or relating to the Company and its affiliates and customers so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its affiliates all documents and other media containing information belonging or relating to the Company or its affiliates. Executive will promptly disclose in writing to the Company all inventions, discoveries, developments, improvements and innovations (collectively referred to as "Inventions") that Executive has conceived or made during the Term; provided, however, that in this context "Inventions" are limited to those which
(i) relate in any manner to the existing or contemplated business or research activities of the Company and its affiliates; (ii) are suggested by or result from Executive's work at the Company; or (iii) result from the use of the time, materials or facilities of the Company and its affiliates. All Inventions will be the Company's property rather than Executive's. Should the Company request it, Executive agrees to sign any document that the Company may reasonably require to establish ownership in any Invention.

            (c) COOPERATION WITH REGARD TO LITIGATION. Executive agrees to cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as may be reasonably requested and after taking into account Executive's post-termination responsibilities and obligations. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

            (d) NON-DISPARAGEMENT. Executive shall not, at any time during the Term and thereafter make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company, its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, nor shall Executive's successor in office make any such statements or representations regarding Executive. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive or his successor from making truthful statements that are required by applicable law, regulation or legal process.

            (e) RELEASE OF EMPLOYMENT CLAIMS. Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than Compensation Accrued at Termination) (the "Termination Benefits"), that he will execute a general release in the standard form employed by the

Company, releasing any and all claims arising out of Executive's employment (other than enforcement of this Agreement and other than with respect to vested rights or rights provided for under any benefit plan or arrangement of the Company).

            (f) FORFEITURE OF OUTSTANDING OPTIONS. The provisions of Sections 6 and 7 notwithstanding, if Executive willfully and materially fails to substantially comply with any restrictive covenant under this Section 10, all options to purchase Common Stock granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited and thereupon such options shall be cancelled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to him, within six months after the Board (i) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (ii) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this
Section 10(f) which constitutes grounds for forfeiture of Executive's options; provided, however, that if any option is exercised after delivery of such notice and the Board subsequently makes the determination described in this sentence, Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise at the date of the Board determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement. In addition, options granted to Executive on or after the Effective Date, and gains resulting from the exercise of such options, shall be subject to forfeiture in accordance with the Company's standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of such options.

            (g) SURVIVAL. The provisions of this Section 10 shall survive the termination of the Term and any termination or expiration of this Agreement.

            11.   GOVERNING LAW; DISPUTES; ARBITRATION.

            (a) GOVERNING LAW. This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

            (b) REIMBURSEMENT OF EXPENSES IN ENFORCING RIGHTS. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in negotiating this Agreement (up to a maximum of $15,000) and thereafter seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by arbitrators in accordance with Section 11(c) or a court having jurisdiction over the matter.

            (c) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Westport CT by three arbitrators in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the District of Connecticut,
(ii) any of the courts of the State of Connecticut, or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this
Section 11. Notwithstanding any provision in this Section 11, Executive shall be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            (d) INTEREST ON UNPAID AMOUNTS. Any amount which has become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which has not been timely paid shall bear interest at the prime rate in effect at the time such amount first becomes payable, as quoted by the Company's principal bank.

            12.   MISCELLANEOUS.

            (a) INTEGRATION. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company, any parent or predecessor company, and the Company's subsidiaries during the Term, except for contracts relating to compensation under executive compensation and employee benefit plans of the Company and its subsidiaries. The foregoing notwithstanding, Executive shall not participate in the Company's Employee Protection Plan unless the aggregate benefits provided under such plan would exceed the aggregate benefits provided to Executive under this Agreement upon termination of employment. Executive shall remain entitled to any right or benefit under a Change-in-Control Agreement executed by the Company, for so long as such Change-in-Control Agreement remains in effect, if and to the extent that such right or benefit is more favorable than a corresponding provision of this Agreement, but no payment or benefit under the Change-in-Control Agreement shall be made or extended which duplicates any payment or benefit hereunder. If and to the extent that this Agreement may provide enhanced benefits to Executive under the SERP which benefits are not explicitly provided for under the SERP, the SERP shall be deemed amended by this Agreement (but only insofar as it pertains to Executive). This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings or under any benefit or compensation plan of the Company.

            (b) SUCCESSORS; TRANSFERABILITY. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether or not the corporate existence of the Company continues) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise and, in the case of an acquisition of the Company in which the corporate existence of the Company continues, the ultimate parent company following such acquisition. Subject to the foregoing, the Company may transfer and assign this Agreement and the Company's rights and obligations hereunder. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c).

            (c) BENEFICIARIES. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following Executive's death.

            (d) NOTICES. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

            If to the Company:

            IMS HEALTH, INC.
            200 Nyala Farms
            Westport, CT  06880
            Attention:  General Counsel

            If to Executive:

            David M. Thomas
            200 Nyala Farms
            Westport, CT  06880

            If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

            (e) REFORMATION. The invalidity of any portion of this Agreement shall not deemed to render the remainder of this Agreement invalid.

            (f) HEADINGS. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

            (g) NO GENERAL WAIVERS. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

            (h) NO OBLIGATION TO MITIGATE. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages upon any termination of employment; provided, however, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in Section 5(b) hereof, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

            (i) OFFSETS; WITHHOLDING. The amounts required to be paid by the Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Company, will be subject to withholding to satisfy required withholding taxes and other required deductions.

            (j) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

            (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (l) DUE AUTHORITY AND EXECUTION. The execution, delivery and performance of this Agreement has been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

            (m) REPRESENTATIONS OF EXECUTIVE. Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which prevents him from entering into this Agreement or performing all of his obligations hereunder. In the event of a breach of such representation or warranty on Executive's part or if there is any other legal impediment which prevents him from entering into this Agreement or performing all of his obligations hereunder, the Company shall have the right to terminate this Agreement forthwith in accordance with the same notice and hearing procedures specified above in respect of a termination by the Company for Cause pursuant to Section 7(a) and shall have no further obligations to Executive hereunder. Notwithstanding a termination by the Company under this
Section 12(m), Executive's obligations under Section 10 of this Agreement shall survive such termination.

            13.   INDEMNIFICATION.

            All rights to indemnification by the Company now existing in favor of Executive as provided in the Company's Certificate of Incorporation or By-laws or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Certificate of Incorporation, By-laws, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Certificate of Incorporation or By-laws or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the Effective Date.

            IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the date first above written.

                                          /s/ M. Bernard Puckett
                                    ------------------------------------
                                              M. Bernard Puckett



                                    EXECUTIVE

                                          /s/ David M. Thomas
                                    ------------------------------------
                                              David M. Thomas


                                    IMS HEALTH, INC.

                                    By:   /s/ Robert H. Steinfeld
                                       ---------------------------------
                                       Name:  Robert H. Steinfeld
                                       Title: Senior Vice President,
                                              General Counsel and
                                              Secretary